CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The FBR Funds and to the use of our report dated December 22, 2008 on the financial statements and financial highlights of FBR Technology Fund Class I. Such financial statements and financial highlights appear in The FBR Funds’ 2008 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information of this Registration Statement.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

October 30, 2009